ASSIGNMENT AND ASSUMPTION OF LEASE


      THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this "Assignment") is made and entered into as of the 19 day of January, 2007, by and between by and between CDK Associates LLC, having an address 117 South Main Avenue, Sioux Falls, South Dakota ("Assignor"), and AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership, as to an undivided fifty (50.0%) percent interest as a tenant in common, and AEI Income & Growth Fund 24 LLC, a Delaware limited liability company, an undivided fifty (50.0%) percent interest as a tenant in common, (together, collectively the "Assignee"), both having an address of 1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, Minnesota.

                           RECITALS:

      A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated December 4, 2006, (the
"Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located at 4460 32nd Avenue South, Grand Forks, Grand Forks County, North Dakota as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference (the "Property").

  B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease Agreement dated December 29, 2004 (the "Lease"), by and between Assignor and Tractor Supply Company (the
"Tenant"),   including  all  rents  prepaid  for  any   period
subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

 C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been modified, pledged, or amended. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

      1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

      2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease or as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease prior to the Effective Date. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorneys' fees, arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

      3. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

     4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

      6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease effective as of the day and year first above written.


                       ASSIGNOR: CDK ASSOCIATES LLC,
                                 a South Dakota limited liability company


                                 By: /s/ Lester A Kinstad
                                 Print Name: Lester A. Kinstad
                                 Its:      Managing Member


STATE OF SOUTH DAKOTA    )
                              ) ss.
COUNTY OF MINNEHAHA )

      On this 15 day of January, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Lester A. Kinstad, in his capacity as the Managing Member of CDK Associates LLC, a South Dakota limited liability company, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said company by authority of its board of directors on behalf of the company..


                              /s/ Bonnie Noteboom
                                   Notary Public

[notary seal]
                    ASSIGNEE: AEI Income & Growth Fund XXII
                              Limited Partnership,
                              a Minnesota limited partnership

                         By:  AEI Fund Management XXI, Inc.,
                              a Minnesota corporation,
                              its General Partner



                          By: /s/ Robert P Johnson
                          Name:   Robert P. Johnson
                          Its:    President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

On this ____ day of January, 2007, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the general partner of AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership, on behalf of said corporation.


                              /s/ Jennifer L Dingman
                                    Notary Public
[notary seal]

                              AEI Income & Growth Fund 24 LLC,
                              a Delaware limited liability
                              company

                              By:  AEI Fund Management XXI, Inc.,
                                   a Minnesota corporation,
                                   its Managing Member


                              By:  /s/ Robert P Johnson
                              Name:    Robert P. Johnson
                              Its:     President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

On this ____ day of January, 2007, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the managing member of AEI Income & Growth Fund 24 LLC, a Delaware limited liability company, on behalf of said corporation.


                              /s/ Jennifer L Dingman
                                     Notary Public
[notary seal]



        EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

                       Legal Description


Lot One (1), in Block One (1), Plat of Johnson's West First
Addition to the City of Grand Forks, North Dakota, according to the Plat thereof on file in the Office of the County
Recorder within and for Grand Forks County, N.D., and recorded as Doc. No. 637930.



                                                 GRAND FORKS, ND
                              LEASE


     THIS LEASE made as of the 29th day of December , 2004, by and between CDK Associates, LLC (the "Landlord") and TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Tenant"). Capitalized terms shall have the meanings ascribed to such terms in the body of this Lease.

     1.   Premises.

  (a) LEASED PREMISES. Landlord, for and in consideration of the covenants contained in this Lease and made on the part of Tenant, does hereby lease unto Tenant and Tenant does hereby lease from Landlord the real property described in Exhibit A attached hereto, and the improvements now or hereafter located thereon (the "Premises"), situated in Grand Forks, North Dakota, to have and to hold the same, for the term and on the conditions hereinafter provided. The Premises shall include an approximately 21,679 square foot building (the "Building"), parking areas, approximately square foot fenced outdoor display area (the "Outdoor Display Area"), the trailer display, sidewalk display, and other display areas, and other related improvements, as reflected in the Site Plan attached hereto as part of Exhibit A (the "Site Plan").


   (b) CONSTRUCTION OF IMPROVEMENTS. Prior to commencement of the Term of this Lease, as described in Section 2 below, Landlord agrees to complete the design, engineering and construction of the Building and other improvements on the Premises in accordance with the construction requirements described in Exhibit E attached hereto (the "Landlord's Work").

   (c) APPROVALS. Landlord shall be responsible for obtaining, at Landlord's expense, all zoning, land use and other governmental approvals necessary for operation of the Premises by Tenant for the Intended Use, including, without limitation, the Outdoor Display Area, and the sidewalk and trailer display areas, all as reflected on the Site Plan (the "Required Approvals"). Tenant shall be responsible for obtaining, at Tenant's expense, any approvals necessary in connection with Tenant's signage (the "Tenant Approvals"). Notwithstanding the foregoing, if all of the Required Approvals and the Tenant Approvals have not been obtained (and copies provided to Tenant) by April 1, 2005 (the "Approval Date"), Tenant may either (i) waive the requirement for such approval, or (ii) terminate this Lease upon written notice to Landlord, such notice to be delivered within thirty (30) days following the date Landlord notifies Tenant that such approvals are not available.



  (d) APPROVAL OF LEASE EXHIBITS. Landlord and Tenant acknowledge and agree that the Site Plan attached hereto as Exhibit A is a preliminary site plan for development of the Premises and sets forth the general requirements and expectations of the parties with respect to development of the Premises (the "Preliminary Site Plan"). Landlord agrees that Landlord will not materially alter the layout of the Premises as contemplated by the Preliminary Site Plan, including, without limitation, the size or location of any of the improvements, the site access, parking areas, outdoor display areas or signage, without Tenant's prior written approval. Landlord further agrees that, within ten (10) business days from the date of this Lease, Landlord shall provide to Tenant, for Tenant's approval, a final site plan for the Premises. Tenant agrees that Tenant's approval of the final site plan shall not be unreasonably withheld so long as the final site plan does not materially alter the layout of the Premises as contemplated by the Preliminary Site Plan, including without limitation, the size or location of any of the improvements, the site access, parking areas, outdoor display areas or signage. Upon approval of a final site plan by Tenant (the "Final Site Plan"), the Landlord and Tenant shall enter into an Amendment to the Lease in the form attached hereto as Schedule 1(d) which shall delete the Preliminary Site Plan and substitute the Final Site Plan as Exhibit A to the Lease.


     2.   Term.

  (a) LEASE COMMENCEMENT. This Lease shall be effective as of the date of this Lease. Tenant shall have and hold the Premises for an initial term of fifteen (15) years commencing on the earlier of
(i) sixty (60) days following substantial completion of the Building and improvements, in accordance with Exhibit E attached hereto, or (ii) the date on which the Tenant's store is opened for business to the general public (the "Commencement Date") and ending on the last day of the month which is one hundred eighty
(180) full months after the Commencement Date. The "Term" shall mean the original term of this Lease, plus any extensions pursuant to the terms of this Lease. Upon substantial completion of the Building and improvements, Landlord shall send to Tenant a Commencement Notice in the form attached hereto as Schedule 2(a), and upon Tenant's execution of the Notice, the Commencement Date set forth on the Notice shall be deemed to be the Commencement Date of the Lease. A "Lease Year" shall mean each twelve (12) month period of the Term commencing on the Commencement Date and every anniversary thereof, provided, however, if the Commencement Date is on a date other than the first (1st) day of a month, the first Lease Year shall be extended to include the number of days from the Commencement Date to the first day of the next succeeding month.



   (b) EARLY OCCUPANCY. Notwithstanding the foregoing, Tenant may occupy the Premises prior to the Commencement Date for purposes of completing fixturing and other work to be completed by Tenant in readying the store for opening.

       3. OPTION TO EXTEND TERM. Tenant shall have the right to extend the Term for three (3) successive periods of five (5) years each on the terms and conditions contained in this Lease, upon written notice in writing to Landlord given at least ninety (90) days prior to the expiration of the initial Term or any extended Term.


     4.   ANNUAL RENT/FIXED.

         (a) RENT COMMENCEMENT. Tenant's liability for rent shall commence on the Commencement Date, subject to the terms and conditions of this Lease. Tenant, in consideration of the covenants made by Landlord, covenants and agrees to pay to Landlord as rent for the Premises during the Term, and any extension thereof, the annual basic rent as set forth on Exhibit C, attached hereto and made a part hereof (collectively, the "Annual Rent"), payable in advance in equal monthly installments on the first (1s1) day of every calendar month (each, a "Due Date"), as set forth on Exhibit C. If the Commencement Date is a day other than the first day of a calendar month, the first rental payment and the last rental payment shall be the pro-rata portion of such rent for days contained in such fractional month. Rent shall be paid to Landlord at the address set forth on Exhibit C, or at such other address as Landlord may designate by written notice to Tenant.


          (b) MONTHLY INSTALLMENTS. All monthly installments of Annual Rent shall be paid on or before the Due Date in United States Dollars, without prior demand or offset except as specifically permitted under this Lease. Any monthly installment of Annual Rent made more than fifteen (15) days after the Due Date shall bear interest at the rate of one and one-half percent (1.5%) per annum until paid.

     5. NET LEASE. In addition to the Annual Rent, Tenant shall be responsible for payment of real estate taxes, insurance premiums and utilities related to the Premises in order to make the Annual Rent payable to Landlord, net of all customary expenses of operating the Premises, as follows:

  (a) REAL ESTATE TAXES. From and after the Commencement Date and during the Term of this Lease and any renewals thereof, Tenant shall also be responsible for the payment of all real estate property taxes ("Property Taxes") assessed against the land and the Building and improvements to be constructed which comprise the Premises. Landlord shall furnish Tenant with a copy of each paid tax bill, and within thirty (30) days after the receipt of same, Tenant shall pay to Landlord the full amount of such Property Taxes as shown on such statement for payment by Landlord. Landlord shall provide Tenant with an estimate of Property Taxes for the first Lease Year as soon as available.


   (b) INSURANCE. From and after the Commencement Date and during the Term of this Lease, Tenant shall procure and keep in effect during the Term public liability and property damage insurance with a combined single limit coverage of $2,000,000.00 for each occurrence. Tenant shall also procure and keep in effect during the Term fire and extended coverage for the Building, written on an All-Risk Endorsement and Replacement Cost basis. Each such policy referred to above shall name Landlord and Landlord's mortgagee as additional insureds, as their interest may appear. All such policies shall be issued by entities with an A.M. Best Rating of A-VII or higher. Tenant shall deliver certificates of insurance evidencing such coverage within ten (10) days of the Commencement Date, or the date of any renewal of this Lease, and not less than three (3) days prior to the expiration of any such policy.



 (c) ASSESSMENTS. From and after the Commencement Date and during the Term of this Lease, Tenant shall pay, as they become due and payable, all assessments and other charges or governmental impositions levied upon or assessed against the Premises, including but not limited to, assessments for sewer or water, within thirty (30) days after Landlord has furnished Tenant with a copy of the statement for the same; provided, however, that Tenant may, in its own name, dispute and contest the same, and in such case, disputed items shall be paid under protest until finally adjudicated to be valid. At the conclusion of any such contest, Landlord shall reimburse Tenant 100% of any reduction and Tenant shall pay Landlord 100% of any increase. All court costs, interest and penalties relating to any such dispute shall be paid by Tenant.

          If any assessment is payable in installments or separate parts over a period of two (2) or more years, only the part which becomes due in a particular year shall be payable according to the provisions of this Lease agreement.

          (d) UTILITIES. Landlord, at Landlord's expense, shall cause all utilities serving the Premises to be separately metered. No splitting mechanism or private meters may be used. Tenant shall make arrangements for all utilities serving the Premises to bill Tenant directly for monthly usage charges during the Term of this Lease. Tenant agrees to pay all charges made against the Premises during Tenant's occupancy of the Premises for utility usage, including electricity, gas, heat, water, and all other utilities as and when due during the Term of this Lease and any renewals thereof.


     6.   QUIET POSSESSION.

  (a) POSSESSION. Provided Tenant complies with the terms of this Lease, Landlord represents, warrants and guarantees to Tenant quiet and undisturbed possession of the Premises for the Term, and further represents and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease, and is lawfully seized of the Premises, free and clear of all tenancies, liens and encumbrances superior in rights to this Lease, except for real estate taxes not yet due and payable, and the exceptions described on Exhibit D attached hereto which have been approved by Tenant (collectively the "Permitted Exceptions"). Landlord represents and warrants that the Permitted Exceptions do not prohibit or adversely affect in any way the Tenant's Intended Use, or the other provisions of this Lease. Landlord warrants and agrees to defend the title to the Premises, and will indemnify, hold harmless and defend Tenant against any damage and expense which Tenant may suffer by reason of any defect in the title or description of the Premises.


       (b) APPLICABLE LAW. The Premises are subject to applicable statutes, ordinances and regulations which Landlord represents and warrants do not prohibit or adversely affect the Intended Use of the Premises, including, without limitation, the Outdoor Display Area, and the other display areas described on the Site Plan.



 (c) CERTIFICATE OF OCCUPANCY. Landlord covenants and agrees that following completion of the Building and improvements, Landlord shall obtain, at Landlord's expense, a certificate of occupancy permitting occupancy of the Premises for Tenant's Intended Use issued by the appropriate governmental authority having jurisdiction over the Premises, and the original shall be delivered to Tenant. Landlord represents and warrants to Tenant that the Premises, when completed, and the Intended Use, shall comply with the requirements of all governmental authorities applicable to the Premises, including, without limitation, planning and zoning rules and regulations, and Building, health and fire codes and any requirements of the Required Approvals. Landlord acknowledges that Tenant's obligation to pay rent hereunder is contingent upon issuance of an acceptable certificate of occupancy and Landlord's compliance with the other requirements set forth in Exhibit E. Notwithstanding anything contained in this Lease to
the   contrary,   provided  Tenant  operates   the   Premises   as
contemplated by the approved plans and specifications, and in accordance with the Required Approvals, if Tenant is restricted from operating Tenant's business as contemplated by this Lease, including use of the Outdoor Display Area and other display areas designated on the Site Plan, then Tenant may, upon thirty (30) days prior written notice to Landlord, terminate this Lease, in which event, Tenant shall satisfy all obligations through the termination date and shall then be relieved of any further obligations.


  (d) SUBORDINATION; ATTORNMENT; NONDISTURBANCE. At the option of any first mortgagee of the Premises, this Lease shall be subordinate at all times to the lien of such mortgage or deed of trust existing or that may hereafter be placed upon the Premises, and to any and all advances made thereunder, provided that such subordination shall not become effective unless and until the proposed mortgagee or beneficiary shall have executed and delivered to Tenant the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit G (hereinafter referred to as the "Nondisturbance Agreement").


       In the event Landlord has not furnished Tenant with an executed Nondisturbance Agreement from any existing mortgagee or beneficiary within sixty (60) days from the date of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord, and immediately receive from Landlord any and all prepaid rents, deposits and other sums paid by Tenant on account of this Lease.

(e) ADA COMPLIANCE. Landlord covenants and agrees that at its own expense, and without any right of reimbursement from Tenant, it shall complete construction of the Building and related improvements, and take such other actions as shall be necessary to cause the Premises, to fully and timely comply with the requirements of all governmental authorities applicable to the Premises, including, without limitation, planning and zoning rules and regulations, Building, health and fire codes, the "American with Disabilities Act" of 1990 as amended and the Federal regulations promulgated thereunder (the "Disabilities Act"); provided, however, that, with respect to the Disabilities Act, the parties agree as follows:


   (i) Each party shall have responsibility under the Disabilities Act for its own standards, criteria, policies, practices, and procedures.

   (ii) Tenant shall have the responsibility for the provision of auxiliary aids and services" (as such term is used in the Disabilities Act) to its customers, if and to the extent required in connection with its operation of its business on the Premises.

    (iii) Except as provided in subsection (iv) below, Landlord shall have responsibility for the removal of barriers, where such removal is required by the Disabilities Act.


        (iv) Tenant shall have the responsibility for the removal of barriers, if any, created by its trade fixtures and leasehold improvements made by Tenant, where such removal is required by the Disabilities Act.
        (v) Where barrier removal is not required by the Disabilities Act, but the use of alternative methods of providing access is required, Landlord shall have responsibility for the use of such methods except to the extent that the Disabilities Act required alternative methods that involve services by Tenant's employees for the retrieval or delivery of Tenant's inventory.


         (vi) Where alterations made by either party trigger 'path of travel' requirements under the Disabilities Act, responsibility for satisfying such requirements shall rest on the party making such alterations.


     7. USE OF THE PREMISES. Tenant shall use the Premises primarily for the sale of farm, home and auto supplies, and any incidental or accessory uses relating thereto, including the display of merchandise in the Outdoor Display Area, on the sidewalks in front of the Building, and in the trailer display area, all as reflected on the Site Plan attached as Exhibit A (the "Intended Use"). In addition, Tenant shall have the right to use the Premises for any other lawful purpose provided the written consent of Landlord shall have been obtained, which consent shall not be unreasonably withheld or delayed. Tenant shall not permit or suffer the use of the Premises for any unlawful purpose. Landlord specifically acknowledges that Tenant may erect racking and other display facilities in the Outdoor Display Area reflected on Exhibit A. Tenant shall also have the right to enclose the Outdoor Display Area with fencing. In addition, to the Outdoor Display Area, Tenant may display seasonal merchandise in the areas designated on the Site Plan attached as Exhibit A.

     8.   [RESERVED]

     9.   EMINENT DOMAIN.

     (a) TAKING. As used herein, the term "Taking" shall mean any taking of all or any part of the Premises or any access thereto by right of eminent domain, by a deed in lieu thereof, or otherwise. Landlord shall give Tenant prompt notice of any pending or threatened Taking and shall provide Tenant with copies of all notices or other information related to any negotiations, communications, or government actions related to a threatened Taking.


       (b) TERMINATION BY TENANT. If, during the Term, there is a Taking, and the remaining portion of the Premises, if any, is in Tenant's judgment unsuitable for the Intended Use, Tenant may by written notice to Landlord terminate this Lease as of the date title vests pursuant to such Taking and all rent and other charges due under this Lease shall be apportioned to such date.


          In addition, if as a result of a Taking (i) there is any material change in access from the Premises to 32nd Street, or
(ii) the parking ratio for the Premises is reduced below one (1) parking space per 290 square feet of gross leasable area, or (iii) the repairs to the portion of the Premises subject to the Taking cannot, in Tenant's reasonable judgment, be repaired within a reasonable timeframe to avoid disruption of Tenant's business, then, and in any of such events, Tenant may terminate this Lease by written notice to Landlord and all rent and other charges due under this Lease shall be apportioned to the date title vests pursuant to such Taking.


             (c)  RESTORATION. If this Lease is not terminated as
                 hereinabove provided then:

           (i) Landlord shall at its sole expense promptly repair and rebuild the part of the Premises that is not subject to the Taking to a condition satisfactory, in Tenant's judgment, for the Intended Use.

     (ii) Between the date of Taking and thirty (30) days following the completion of repairing and rebuilding the Premises, all rent and other charges payable to Tenant to Landlord hereunder shall be equitably abated to the extent that the Premises are not, in Tenant's judgment, suitable for the conduct of Tenant's Intended Use.

     (iii) Upon the completion of such repairs and rebuilding, and thereafter throughout the balance of the Term, rent and other charges due Landlord hereunder shall be reduced in that proportion which the number of square feet of area of the Premises taken bears to the total number of square feet of area of the Premises existing immediately prior to such Taking.


     (iv) Notwithstanding the foregoing, nothing in this Lease shall prohibit Tenant from receiving compensation from the condemning authority for Tenant's interest in the Premises, trade fixtures installed by Tenant in the Premises, or for Tenant's moving expenses.

     10.  MAINTENANCE AND REPAIR.

  (a) HVAC AND BUILDING SYSTEMS. Landlord represents and warrants to Tenant that, as of the commencement of the Term, the heating ventilating, and air conditioning (collectively the "HVAC"), the plumbing, mechanical, electrical and roof systems in or serving the Premises are new, have been tested and are in complete working order, meet the specifications for the Premises, and are acceptable for Tenant's Intended Use and in conformity with all requirements of applicable governmental authorities.


  (b) TENANT OBLIGATIONS. Tenant shall, at its expense, maintain in good condition and repair the exterior and interior of the Premises, the roof, the other structural elements of the Premises, and the doors and windows, the Outdoor Display Area, the HVAC and the plumbing, sewer and electrical systems from the meter into the Premises (not the main lines), except for any repairs thereto that are necessitated by the willful or negligent acts of Landlord or its agents, independent contractors, vendors, suppliers, servants, other tenants, or employees, which Landlord shall perform at its expense.


  (c) LANDLORD OBLIGATIONS. Notwithstanding Section 11(b) above, during the first Lease Year, Landlord shall, upon notice, repair or replace, or cause to be repaired or replaced, without cost or expense to Tenant, any defective HVAC, plumbing, mechanical, electrical, roof systems, or other structural and nonstructural elements making up or serving the Premises.

       (d) RIGHT TO CORRECT. If either party fails to perform its replacement, repair or maintenance obligations hereunder, then the nondefaulting party, after thirty (30) days written notice to the defaulting party or upon such shorter notice as may be reasonable
(i) in the event of an emergency or (ii) in the event such replacement, repair or maintenance is necessary in order to avoid damage to Tenant's merchandise or interference with Tenant's business, may perform the same at the cost of the defaulting party; provided, however, other than in the case of an event or events described in clause (i) or (ii), above, of this subsection, if such default cannot be cured within thirty (30) days despite diligent efforts and such defaulting party commences to cure within such thirty (30) day period, and thereafter pursues such cure diligently to completion, then the cure period shall be extended for such additional period as shall be necessary to complete such cure, but not to exceed sixty (60) clays.


          If the defaulting party is Tenant and Tenant fails to reimburse Landlord for the cost of replacements, repairs or maintenance so performed by Landlord within thirty (30) clays after Tenant receives from Landlord a statement setting forth such cost, then the cost to Landlord of performing the same shall be deemed additional Rent.

          If the defaulting party is Landlord and Landlord fails to reimburse Tenant for the cost of replacements, repairs or maintenance so performed by Tenant within thirty (30) days after Landlord receives a statement setting forth such cost, then Tenant may offset the cost to Tenant of performing the same against the rent and other charges due from Tenant under this Lease.


 (e) ASSIGNMENT OF WARRANTIES. All third-party warranties related to the HVAC, the roof, and other Building systems, shall be assigned to Tenant upon completion of the Building and improvements and acceptance of the Building and improvements by Tenant, as provided for in Exhibit E.

     11.  ALTERATIONS AND IMPROVEMENTS.

          (a) ALTERATIONS OR IMPROVEMENTS BY TENANT. Tenant may, at its expense, make any nonstructural alterations or improvements to the Premises which it may deem desirable, provided such improvements shall be made in a good and workmanlike manner and in accordance with all applicable governmental requirements. The Landlord, without expense to itself, shall cooperate with Tenant in securing Building permits or other authorizations necessary from time to time for any such work by Tenant.


    In addition, Tenant may also make structural alterations or improvements to the Premises with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Landlord fails to consent or object in writing to any alterations or improvements proposed by Tenant to Landlord within fifteen (15) days after Tenant so requests, Landlord shall be deemed to have consented to such structural alterations or improvements. If any mechanics' or materialmen's liens are filed arising from any work by Tenant with respect to the Premises, Tenant shall satisfy or otherwise remove such liens of record from the Premises within sixty (60) days of notification thereof by Landlord. If Tenant disputes the claim, in good faith, Tenant shall have the right to contest the same in a court of competent jurisdiction, provided Tenant deposits a reasonable escrow fund with Landlord or otherwise has the lien bonded during such proceedings.

     (b) LANDLORD'S WORK. Landlord shall, at Landlord's expense, subject to force majeure, complete the Landlord's Work on or before October 15, 2005 (the "Completion Date"). In the event Landlord's Work is not completed by the Completion Date, Tenant may, in its sole discretion, (i) charge Landlord (by offset against rent due hereunder) an amount equal to one (1) day of rent for each day the completion of the Landlord's Work is delayed past the Completion Date, or (ii) complete Landlord's Work, which event Landlord shall reimburse Tenant within ten (10) days after completion thereof for all expenses incurred by Tenant to complete Landlord's Work plus a project management fee of twenty-five percent (25%) of the total cost for such work, or, if such expense is not reimbursed, such expense including the project management fee, shall be set off by Tenant against the rent due under this Lease, or (iii) terminate this Lease by giving written notice to Landlord. Tenant shall use good faith diligent efforts to obtain the lowest bid for completing Landlord's Work.


   (c) END OF TERM. Upon the termination of this Lease, the Tenant shall, at its option (i) remove any trade fixtures, equipment, alterations, and improvements installed by it on the Premises and repair any damage caused by such removal, at its expense or (ii) leave all such alterations and improvements on the Premises (except for its moveable trade fixtures, furniture and equipment), in which event all such alterations and improvements shall become the property of Landlord.


     12.  DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY.

         (a) DESTRUCTION; RIGHTS OF PARTIES. If the Premises (including all improvements and alterations thereon, whether made by Landlord or Tenant) shall be damaged or destroyed by fire, the elements, unavoidable accident or other casualty, whether in whole or in part, the Landlord, at its sole cost and expense shall, within six (6) months from the date such damage or destruction occurs (the "Expected Completion Date") promptly and with due diligence repair and rebuild the Premises to the condition existing just prior to such damage or destruction. Tenant agrees the proceeds of the property insurance shall be available to reimburse Landlord for costs and expenses incurred in repairing and restoring the Premises. If Landlord determines in good faith that the Premises cannot be so repaired and rebuilt by the Expected Completion Date, Landlord, shall within five (5) days from the date of such damage or destruction, give written notice to Tenant of the date when the Premises will be completely repaired and rebuilt (the "Revised Expected Completion Date"), whereupon, Tenant shall have the option either (i) to terminate this Lease by written notice to Landlord within ten (10) days thereafter and this Lease shall be deemed to have terminated as of the date of such damage or destruction; or (ii) to permit Landlord to completely repair and rebuild the Premises by the Revised Expected Completion Date.



         Notwithstanding anything contained in this section, Tenant shall have the further right to terminate this Lease by written notice to Landlord within ten (10) days from the occurrence of any one of the following events: (i) Landlord does not commence repairing and rebuilding the Premises within fourteen
(14) days from (a) the date of damage or destruction
(where the Premises are to be repaired and rebuilt by the Expected Completion Date), or (b) the date Landlord notifies Tenant of the Revised Expected Completion Date, as the case may be; or (ii) Landlord does not diligently repair and rebuild the Premises in good and workmanlike manner; or (iii) Landlord does not completely repair and rebuild the Premises by the Expected Completion Date, or the Revised Expected Completion Date, as the case may be.


          Any election by Tenant to terminate this Lease pursuant to the provisions of this section shall be without waiver of any other rights or remedies available to Tenant under this Lease, at law or in equity.

          (b) RENT ABATEMENT. From the date such damage or destruction occurs to the Premises to the date when all repairs and rebuilding are complete and Tenant commences reusing the Premises for the Intended Use, the rent and all other charges due under this Lease shall be reduced by the same percentage of the Premises which, in Tenant's judgment, cannot be economically or practically used for the Intended Use.


     13.  WAIVER OF SUBROGATION/INDEMNIFICATION.

   (a) SUBROGATION. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried or required to be carried by them hereunder, the one suffering such loss and carrying or required to carry such insurance releases the other of and from any and all claims, defense costs and expenses with respect to such loss. Landlord and Tenant further agree that each of their insurance policies (insuring the improvements, in the case of Landlord, and Tenant's personal property, in the case of Tenant) shall provide for an appropriate waiver of subrogation reflecting this release. Each party shall, within fifteen (15) days after request by the other party, deliver to such other party a certificate of insurance and a receipt of insurance and a receipt evidencing that the insurance required by this Lease is paid in full and in full force and effect. No insurance required by this Lease shall be cancelable except after thirty (30) days notice to Tenant and Landlord. All insurance required by this Lease may be carried under blanket policies maintained by the party required to maintain such insurance or may be carried under a combination of primary insurance and umbrella coverage. All insurance policies required by this Lease shall be written by solvent and responsible insurance companies authorized to do business in the state in which the Premises are located which are well rated by national rating organizations.



  (b) INDEMNIFICATION. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, liabilities,
damages,   causes   of  action,  costs  and  expenses,   including
reasonable attorneys' fees, for personal injury, death, property damage, and other losses occurring in or as the result of Landlord's operation of any common area, or arising out of any failure of the Landlord to perform any of its obligations under the Lease, or resulting from the acts or omissions of Landlord, its agents, employees or contractors, excluding, however, damages arising solely out of the negligence of the Tenant or Tenant's employees, agents or contractors.


          Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including reasonable attorneys' fees, for personal injury, death, property damage, or other losses occurring in the Premises, or arising out of any failure of the Tenant to perform any of its obligations under the Lease, or resulting from the acts or omissions of the Tenant, its agents, employees or contractors, excluding, however, damage arising sole out of the negligence of the Landlord, or Landlord's employees, agents or contractors.

     14. TENANT'S PROPERTY AND FIXTURES. Landlord hereby waives any right to distraint and any Landlord's lien or similar lien on all personal property in or on the Premises, including Tenant's moveable trade fixtures, furniture, inventory and equipment, whether owned by Tenant or any other person, and the same shall be and remain the personal property of Tenant, exempt from the claims of Landlord or any mortgagee or lienholder of Landlord without regard to the means by which the same are installed or attached. Tenant may, at any time during the continuance of its tenancy or upon vacating the Premises, remove all such personal property,
including   Tenant's  moveable  trade  fixtures,   furniture   and
equipment, which Tenant owns or may have installed or placed at its own expense on the Premises or which it furnished and Landlord installed. If such removal damages any part of the Premises, the Tenant shall repair such damage.


     15.  ASSIGNMENT/SUBLETTING.

         (a) TRANSFER. As used herein, a "Transfer" shall mean the assignment of this Lease or the Transfer or the subletting of all or any part of the Premises by Tenant. Except as provided in subsection (b) below, Tenant may not effect or cause a Transfer without Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     (b) PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, without the Landlord's prior consent, Tenant may:

              (i) Transfer the Premises or any portion thereof to any "affiliate company". An "affiliate company " shall mean, for purposes of this subsection, any corporation, partnership or other business entity under common control and ownership with the Tenant, or with the parent or any subsidiary of the Tenant or Tenant's parent.

              (ii) Merge into or consolidate with any corporation.

          (iii) Transfer the Premises, or any portion thereof, to any buyer of all or substantially all of the business operations of Tenant, provided that, as of the effective date of the Transfer, provided, however, such buyer shall be subject to all of the terms and conditions of this Lease.

      (iv) Transfer the Premises to any franchisee or licensee of the Tenant, provided however, such transferee shall be subject to all of the terms and conditions of this Lease

      (v) Effectuate a Transfer in connection with the sale or transfer of all or any portion of the outstanding stock of Tenant.

          Tenant agrees to give Landlord written notice within thirty (30) days of any Transfer described in (b)(i) through (v) above. No Transfer described in (b)(i) through (v) shall be deemed to release Tenant from any obligations under this Lease unless specifically agreed to in writing by Landlord.

     16.  OMITTED.

     17.  DEFAULT.

    (a) TENANT DEFAULT. If Tenant shall default in the payment of rent to be paid by Tenant under this Lease or in the compliance with any provision of this Lease and such default of Tenant shall continue uncured for fifteen (15) days in the case of a monetary default or thirty (30) days in the case of a non-monetary default after written notice thereof from the Landlord, then the Landlord, by giving written notice to Tenant, may either (i) terminate this Lease, or (ii) re-enter the Premises by summary proceedings, in either event, removing Tenant and removing all property from the Premises and re-renting the Premises at the best possible rent obtainable, and receive the rent therefrom and apply such rent to the Annual Rent and other charges due under this Lease; provided, however, Tenant shall remain liable for the amount of all rent for the entire term of this Lease less the monies actually collected from such re-renting which Landlord shall apply to rent and other charges due under this Lease, if any. Notwithstanding the foregoing, in the case of a non-monetary default, if such non-monetary default is not reasonably capable of being cured within the original thirty (30) day period, then the period for curing such default shall be extended for so long as Tenant is proceeding with reasonable diligence to cure such default. In no event may Landlord accelerate or otherwise require Tenant to pay rent prior to the date such rent would otherwise be due.



          If a petition in bankruptcy shall be filed by Tenant, or Tenant shall be adjudicated a bankrupt, or Tenant shall make a general assignment for the benefit of creditors, or if due to any proceeding based upon the insolvency of Tenant, a receiver of all of the property of Tenant shall be appointed and shall not be discharged within sixty (60) days after such appointment, then Landlord may terminate this Lease by giving written notice to Tenant of its intention to do so. Landlord shall use reasonable efforts to mitigate its damages upon a default by Tenant under this Lease.



 (b) LANDLORD DEFAULT. If Landlord defaults in the compliance with any provision of this Lease and such default of Landlord continues uncured for thirty (30) days after written notice from Tenant to Landlord, then, in addition to all other rights and remedies provided by law and in equity, Tenant shall have the right to cure such default and offset the cost of such cure against the rent and other charges due under this Lease. Notwithstanding the foregoing, if such default is not reasonably capable of being cured within thirty (30) days, then the period for curing such default shall be extended for so long as Landlord is proceeding with reasonable diligence to cure such default. If any such default by Landlord continues uncured for sixty (60) days after written notice from Tenant, then, in addition to its other rights, Tenant shall have the right to terminate this Lease by written notice to Landlord. Nothing contained in the foregoing provisions of this subsection shall limit Tenant's right to cure any default by Landlord of its replacement, repair or maintenance obligations or the time limit prescribed pursuant to the terms of this Lease within which such cure can be effected.

          (c) GO-DARK/RECAPTURE. Landlord acknowledges that Tenant shall have no obligation to continuously operate in the Premises, however, should Tenant fail to continuously operate for a period of ninety (90) consecutive days, Landlord may, upon thirty (30) days' written notice to Tenant (the "Termination Date"), terminate this Lease, unless Tenant, during such thirty (30) day period, reopens the Premises for business. In the event Landlord terminates pursuant to this provision, the Tenant shall be responsible for all Rent and other charges due under this Lease through the Termination Date, and following termination, Tenant and Landlord shall be released from any further obligations under this Lease.


  18. TENANT'S EXCLUSIVE USE/NON-DISTURBANCE. Landlord covenants that it will not (except as to the Premises) construct, lease or occupy, or permit to be constructed, leased or occupied, a farm, ranch or feed retail store on any real property (collectively, the "Property") which Landlord (or any affiliate or partner of Landlord, or any entity in which Landlord possesses an interest) owns, now or during the Term of this Lease, within a twenty (20) mile radius of the Premises. The covenants and restrictions contained in this section are for the benefit of the Premises, shall run with the Property and inure to and pass with the Premises, and shall be binding upon any and all successive owners of the Property herein restricted. Landlord covenants that in the event Landlord shall hereafter sell the Property or any portion thereof, or any interest therein, it will impose or cause to be imposed in the documents of transfer a restriction preventing and prohibiting the grantee or any future owner from using the Property so sold in violation of the foregoing covenants and restrictions. At the request of Tenant, Landlord shall record an instrument or instruments setting forth the covenants contained in this Section 18. Landlord covenants that in the event of a breach of the foregoing covenants and restrictions, it will use its best efforts to enforce such provisions. Notwithstanding the preceding sentence, in the event a violation of any of the covenants and restrictions set forth in this section continues for more than one-hundred eighty (180) days, Tenant, in addition to any other rights or remedies under law it may have as a result of such violation, shall have the option to terminate this Lease upon written notice to Landlord whereupon this Lease and the tenancy created hereunder shall cease.



  19.  SURRENDER OF PREMISES. At the expiration of the Term, Tenant
shall  leave  and  surrender  the  Premises  in  good  order   and
condition,  excepting  reasonable  wear  and  tear,  repairs   and
replacements required to be made by the Landlord and any loss or damage by fire, the elements, casualty and as otherwise provided herein.

  20. HOLDOVER. Any holding over after the expiration of the Term shall create a month-to-month tenancy at the Annual Rent specified in this Lease (pro-rated on a monthly basis), and shall otherwise be on the same terms and conditions as specified in this Lease as far as applicable.


 21. SATELLITE COMMUNICATIONS DISC AND EQUIPMENT. Landlord agrees that during the term of this Lease, Tenant shall have the right to install a satellite communications disc and related equipment. Tenant shall do so at its own cost and expense and in accordance with all applicable laws, rules and regulations. Additionally, Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant. If Tenant shall install such equipment, Tenant shall be responsible for the maintenance and repair thereof, at Tenant's sole cost. At the expiration or other termination of the Lease, said equipment shall remain the property of Tenant, and may be removed by Tenant, provided that Tenant shall repair any and all damage caused by such removal.


  22. SIGNS. Tenant shall have the right to install, maintain and replace on the Premises Tenant's standard signs and logos, including the installation of a pylon sign, the general specifications for which are set forth in Exhibit F attached hereto. Landlord warrants that the Permitted Exceptions do not prohibit Tenant's standard signs and logos. Tenant shall obtain any and all applicable permits from the locality in which the
Premises are located for the installation, maintenance and replacement of such signs and logos.


     23.  ENVIRONMENTAL.

 (a) LANDLORD REPRESENTATIONS. Landlord warrants, represents and covenants that there are no "Regulated Substances" (as defined herein) in, on, or released or being released from under the land, including, but not limited to, the Premises, and that the Premises will remain in that condition during the Term of this Lease, except to the extent Tenant stores, sells or uses such substances in its normal course of business. "Regulated Substances" shall include "hazardous waste", "hazardous substances", "asbestos or asbestos containing materials", "regulated substances", "petroleum", "polychlorinated biphenyls", and other substances or chemicals regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601-9675, the Solid Waste Disposal Act, 42 U.S.C. 69016991i, the Toxic Substances Control Act, 15 U.S.C. 2601-2692, and the
regulations promulgated under those federal statutes, and the analogous and other state environmental laws and regulations. Landlord specifically represents that there are no asbestos or asbestos containing materials in the Premises. Landlord shall comply with all governmental requirements, including, without limitation, financial responsibility/assurance requirements, relating to any underground storage tanks located in, on or under the Premises.



 (b) LANDLORD INDEMNIFICATION. Landlord agrees to indemnify, hold harmless and defend Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities or loss (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term from or in connection with any inaccuracy in or breach of any covenant, warranty, representation, or obligation of Landlord set forth in this section.


 (c) TENANT INDEMNIFICATION. Tenant shall not cause or permit any Regulated Substances to be used, stored, generated, or disposed of, on, in, or about the Premises, except in the ordinary course of Tenant's business and in compliance with applicable law. Nothing in this section shall be construed to hold Landlord responsible for the activities of Tenant or for Regulated Substances introduced into or onto the Premises by Tenant, and Tenant agrees to indemnify, hold harmless and defend Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or loss (including, without limitation, any sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term and directly caused by Tenant's introduction of Regulated Substances into or onto the Premises.

    24. MEMORANDUM. Landlord agrees that at any time on request of the Tenant, it will execute a memorandum of lease (a "Memorandum of Lease"), and Tenant shall be permitted to record the Memorandum of Lease, in the appropriate land records of the jurisdiction in which the Premises is located, at Tenant's option and expense.


    25. NOTICES. Notices to Landlord and Tenant shall be sent by (a) first class mail, postage prepaid, registered or certified mail, return receipt requested, (b) hand delivery, or (c) overnight mail service, addressed as follows:

    If to Landlord:CDK Associates, LLC
                    300 N. Dakota, Suite 400
                    Sioux falls, SD 57104
                    Attn: Les Kinstad, Managing Member

     If to Tenant:  Tractor Supply
                    Company 200 Powell
                    Avenue
                    Brentwood, TN 37027
                    Attn: Real Estate Department

    Copy to:        Sherrard & Roe, PLC
                    424 Church Street,
                    Suite 2000 Nashville,
                    TN 37219
                    Attn: Kim A. Brown, Esq.


    Notices shall be deemed received (a) upon hand delivery, (b) the next business day if overnight mail service is used, or (c) when the return receipt is signed by the recipient, or its if the return receipt is not signed or delivery refused, three (3) business days after the sender has so deposited such notice in a U.S. post office or any branch thereof. Either party may designate a substitute address from time to time, by notice sent in writing in accordance with the provisions of this section.


    26. WAIVER. The parties agree the failure of either party to insist upon strict observance of any of the terms or conditions of this Lease at any time shall not be deemed a waiver of such party's right to insist upon strict observance thereafter.


    27. ENTIRE AGREEMENT/SEVERABILITY. This is the entire agreement and understanding between the parties, written or oral, with respect to the transaction contemplated by this Lease, and supersedes any prior negotiations or understandings between the parties. If any term, covenant or condition of this Lease or the application thereof shall, to any extent, be held invalid or unenforceable, the remainder of this Lease or the application thereof other than those to which it is held invalid or unenforceable, shall not be affected thereby and in each term this Lease shall be valid and enforced to the fullest extent permitted by law.

     28. CAPTIONS AND SECTION NUMBERS. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define the scope or intent of such sections of this Lease or in any way affect this Lease.

     29. MODIFICATION. This Lease may not be modified in any manner except by an instrument in writing executed by the parties hereto or their respective successors in interest.

     30. APPLICABLE LAW. This Lease shall be construed under the law of the state in which the Premises are located.

     31.  RESERVED.

     32. WAIVER OF JURY TRIAL; EXEMPLARY DAMAGES. All parties hereby waive their rights to trial by jury with respect to any dispute arising under this Agreement. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement.


     33. ATTORNEYS' FEES. The unsuccessful party to any court or other proceeding arising out of this Agreement shall pay to the prevailing party all reasonable attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

     34. NO PARTNERSHIP, ETC. This Agreement shall not be construed as creating a joint venture, partnership, agency, employment relationship or other enterprise between the parties.

     35. COMMISSIONS. Landlord is represented by Les Kinstad, Managing Member (the "Broker"). All fees and commissions due the Broker in connection with this Lease transaction shall be paid by Landlord. Landlord agrees to indemnify and hold Tenant harmless against any such fees or commissions due the Broker (including all costs and attorneys fees). Each party hereto represents and warrants unto the other that there are no claims for commissions or finder's fees in connection with the negotiation or execution of this Lease, except amounts due the Broker which shall be paid by Landlord. Each party agrees to indemnify and save the other harmless against all liabilities arising from any such claim by, through or under said party (including, without limitation, cost of attorney's fees in connection therewith).


     36. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) business clays of a written request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing:
(i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any;
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed; and (iii) such other items as Landlord may reasonably request. Such statement shall run in favor of and be in a form as may be reasonably acceptable to Landlord and Tenant.



           (Remainder of Page Intentionally Left Blank)
     IN WITNESS WHEREOF, this agreement has been duly executed as of the day and year first above written.

                              LANDLORD:


                              CDK ASSOCIATES LLC


                              By: /s/ Lester A Kinstad
                              Title: Managing Member
                              Fed I.D: 46-0463565




                              TENANT:

                              TRACTOR SUPPLY COMPANY,
                              a Delaware corporation

                              By: /s/ Clay Teter
                              Title: Vice President